UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 28, 2017

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2017, Credit Acceptance Corporation (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) executed the Fourth Amendment to Loan and Security Agreement (“Warehouse Amendment”) dated as of April 28, 2017 among the Company, CAC Warehouse Funding LLC IV, Bank of Montreal, BMO Capital Markets Corp., and Wells Fargo Bank, National Association. The Warehouse Amendment increased the amount of one of our revolving secured warehouse facilities from $75.0 million to $100.0 million and extended the date on which the facility will cease to revolve from April 30, 2018 to April 30, 2020. The interest rate on borrowings under the facility has been increased from LIBOR plus 200 basis points to LIBOR plus 225 basis points. There were no other material changes to the terms of the facility.

As of April 28, 2017, we had $12.0 million outstanding under the facility.

Item 8.01 Other Events.

On April 28, 2017, we issued a press release announcing the execution of the Warehouse Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.79
Fourth Amendment to Loan and Security Agreement dated as of April 28, 2017 among the Company, CAC Warehouse Funding LLC IV, Bank of Montreal, BMO Capital Markets Corp., and Wells Fargo Bank, National Association.

99.1	Press Release dated April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 4, 2017	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.79
Fourth Amendment to Loan and Security Agreement dated as of April 28, 2017 among the Company, CAC Warehouse Funding LLC IV, Bank of Montreal, BMO Capital Markets Corp., and Wells Fargo Bank, National Association.

99.1	Press Release dated April 28, 2017